UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2011

TIER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23195 (Commission File Number)	94-3145844 (IRS Employer Identification No.)
11130 Sunrise Valley Drive, Suite 300 Reston, Virginia (Address of Principal Executive Offices)		20191 (Zip Code)

Registrant's telephone number, including area code: 571-382-1000
Not Applicable --------------------------------------------------------------------------------------------------------------------- (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Tier Technologies, Inc. (the “Company” or “Tier”) was held on April 7, 2011.  The following matters were voted upon at the meeting.

1.	Election of eight directors to serve for the ensuing year and until successors are elected (Proposal 1);

2.	An advisory vote on executive compensation (Proposal 2);

3.	An advisory vote on the frequency of future executive compensation advisory votes (Proposal 3); and

4.	Ratification of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011 (Proposal 4).

The number of shares of common stock entitled to vote at the annual meeting was 16,596,621.  The number of shares of common stock present or represented by proxy was 15,698,405.

Under the Company’s certificate of incorporation, stockholders had the right to cumulate their votes with respect to the election of directors at the 2011 annual meeting.  As a result, with respect to the election of directors, each share was entitled to eight votes, which could be allocated among up to eight candidates.  14,380,055 votes were cast in favor of the election of each of Charles W. Berger, Morgan P. Guenther, James C. Hale, Alex P. Hart, Philip G. Heasley, David A. Poe, Zachary F. Sadek, and Katherine A. Schipper.  The final report of the inspector of election did not detail the number of votes withheld from the various nominees for election to the Board.  However, based on the preliminary vote report, Tier believes that the holders of 185,844 shares withheld from all of the nominees and that, in addition to the shares withheld from all nominees, the holders of 1,167,006 shares withheld from Mr. Berger; the holders of 1,381,912 shares withheld from Mr. Guenther; the holders of 375,404 shares withheld from Mr. Hale; the holders of 218,500 shares withheld from Mr. Hart; the holders of 1,101,091 shares withheld from Mr. Heasley; the holders of 1,168,506 shares withheld from Mr. Poe; the holders of 20,999 shares withheld from Mr. Sadek; and the holders of 375,398 shares withheld from Ms. Schipper.  The following eight individuals were elected as directors at the annual meeting: Mr. Berger, Mr. Guenther, Mr. Hale, Mr. Hart, Mr. Heasley, Mr. Poe, Mr. Sadek, and Ms. Schipper.

The results of the votes on each of the other matters presented to the stockholders at the annual meeting are set forth below.

Proposal 2	Votes in Favor	Votes Against	Abstentions
Advisory vote on executive compensation	12,382,945	1,993,433	189,521

Proposal 3	1 Year	2 Years	3 Years	Abstentions
Advisory vote on the frequency of future executive compensation advisory votes	12,152,194	11,138	2,212,046	190,521

Proposal 4	Votes in Favor	Votes Against	Abstentions
Ratification of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011.	15,671,631	22,730	4,044

Banks and brokers were not eligible to vote shares for which they did not receive instructions from the beneficial owners thereof (“broker non-votes”) on Proposal 1, Proposal 2, or Proposal 3.  The final report of the inspector of election indicated that there were 1,132,506 broker non-votes on each of Proposal 1, Proposal 2, and Proposal 3.

A description of the agreements between the Company and Discovery Group regarding the election of directors at the annual meeting and certain other matters is included in the Company’s definitive proxy statement furnished to stockholders in connection with the annual meeting, which was filed with the Securities and Exchange Commission on March 16, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.

	By:	/s/ Alex P. Hart
	Name:	Alex P. Hart
	Title:	President and Chief Executive Officer
Date: April 12, 2011